Exhibit 4.1

AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
BY AND AMONG
COTY INC.,
JAB HOLDINGS B.V.,
AND
JAB BEAUTY B.V.
Dated as of June 16, 2023

AMENDED AND STOCKHOLDERS AGREEMENT
THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (as may be amended from time to time, this “Agreement”) is made as of June 16, 2023 (the “Effective Date”), by and among JAB Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the “JAB Holding Company”), JAB Beauty B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Offer Purchaser” and, together with JAB Holding Company and any Affiliate Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof, the “Stockholders” and each a “Stockholder”), and Coty Inc., a Delaware corporation (the “Company”).
WHEREAS, on May 1, 2019, Offer Purchaser purchased 150,000,000 shares of Common Stock pursuant to its previously announced tender offer (the “Offer”), which, when added to the shares of Common Stock owned by JAB Cosmetics B.V. prior to the consummation of the Offer, represented, immediately following the closing of the Offer (the “Closing”), approximately 60% of the issued and outstanding shares of Common Stock;
WHEREAS, on March 17, 2019, the parties hereto entered into a stockholders agreement, which became effective as of the Closing (the “Initial Stockholders Agreement”);
WHEREAS, following consummation of the Offer, Cottage Holdco B.V. was renamed JAB Beauty B.V., and JAB Cosmetics B.V. merged with and into JAB Holdings B.V.; and
WHEREAS, the parties hereto desire to amend and restate the Initial Stockholders Agreement in accordance with Section 4.09 thereto, to, among other things, amend certain rights and obligations of the Stockholders and the Company.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1

DEFINITIONS
Section 1.01.        Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no individual shall be an Affiliate of a Stockholder solely by virtue of being a director, officer or employee of such Stockholder or one of its non-individual Affiliates, so long as such individual is not acting in concert with such Stockholder; provided, further that the Stockholders shall not be deemed to be an Affiliate of the Company or any of its Subsidiaries as such term is used in this Agreement and neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholders as such term is used in this Agreement.
“Affiliate Transferee” shall mean, with respect to a Stockholder, such Stockholder’s Affiliates that have executed a joinder providing that such Affiliate shall be bound by and shall fully comply with the terms of this Agreement.
“Agreement” shall have the meaning assigned to it in the preamble.
“Applicable Governance Rules” shall mean the rules, regulations and listing standards promulgated by any securities exchange on which the shares of Common Stock are traded.
A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “Beneficial Owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that a Person shall be deemed to have beneficial ownership of any securities that it has a right to acquire whether or not such right is at such time currently exercisable or is subject to any contingencies.
“Board” shall mean the board of directors of the Company.
“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.
“Closing” shall have the meaning assigned to it in the recitals.

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“Closing Voting Power Percentage” shall have the meaning assigned to in Section 3.03(a).
“Commission” shall mean the United States Securities and Exchange Commission or any successor agency.
“Common Stock” shall mean the Company’s Class A common stock, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.
“Company” shall have the meaning assigned to it in the preamble.
“Company Securities” shall mean (i) any Common Stock, (ii) any securities of the Company entitled to vote generally in the election of directors of the Company and (iii) any securities of the Company that are convertible into or exercisable or exchangeable for any securities of the Company described in the foregoing clauses (i) or (ii).
“Disinterested Director Approval” shall mean the affirmative approval of a special committee of the Board comprised solely of Independent Directors who are disinterested and independent under Delaware law as to the matter under consideration, duly obtained in accordance with the applicable provisions of the Company’s organizational documents, applicable law and Applicable Governance Rules.
“Effective Date” shall have the meaning assigned to it in the preamble.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Independent Director” shall mean a director on the Board that qualifies as “independent” under the requirements of Rule 10A-3 under the Exchange Act and Applicable Governance Rules.
“Initial Stockholders Agreement” shall have the meaning assigned to it in the recitals.
“JAB Holding Company” shall have the meaning assigned to it in the preamble.
“Minimum Amount” shall mean a number of shares of Common Stock equal to 25% of the Voting Power of the Company on a fully diluted basis.
“Minority Stockholder Approval” shall mean the affirmative vote of stockholders of the Company representing at least a majority of the Voting Power of the Company Beneficially Owned by stockholders of the Company that are not Stockholders or Affiliates thereof.
“Offer” shall have the meaning assigned to it in the recitals.
“Offer Purchaser” shall have the meaning assigned to it in the preamble.
“Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Remuneration and Nomination Committee” shall have the meaning assigned to it in Section 3.01(a).
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Stockholders” shall have the meaning assigned to it in the preamble.
“Subsidiary” shall mean, with respect to any Person, a corporation or other entity of which fifty percent (50%) or more of the voting power of the equity interests is Beneficially Owned, directly or indirectly, by such Person.
“Transfer” shall mean, with respect to any Company Securities, (i) when used as a verb, to sell, assign, convey, dispose of, exchange, pledge or otherwise transfer such Company Securities or any economic participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction, merger, consolidation, reorganization or recapitalization), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, conveyance, assignment, disposition, exchange, pledge or other

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transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.
“Voting Power of the Company” shall mean the voting power of the then issued and outstanding capital stock of the Company entitled to vote generally in the election of directors of the Company.
Section 1.02.        Construction. For the purposes of this Agreement, (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (iv) all references to any period of days shall be deemed to be the relevant number of calendar days unless otherwise specified, (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified and (vi) this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE 2

TRANSFER
Section 2.01. Restrictions on Transfer.
(a)    Each Stockholder agrees that for one year following the Effective Date, it shall not, and shall cause its Affiliates not to, directly or indirectly as part of a “group” (as such term is applied under Section 13(d) of the Exchange Act), alone or in concert with any other Person, Transfer any Company Securities, to a Person or “group” (as such term is applied under Section 13(d) of the Exchange Act) if following such Transfer or series of related transactions, such Person or group would become the largest Beneficial Owner of shares of Common Stock; provided that (i) the foregoing restrictions set forth in this Section 2.01(a) shall not apply with respect to Transfers to Affiliate Transferees (provided that, in the case of this clause (i), any such Affiliate Transferee must, upon the consummation of such Transfer, execute and deliver to the Company a joinder providing that such Affiliate Transferee shall be bound by and shall fully comply with the terms of this Agreement), (ii) the foregoing restrictions set forth in this Section 2.01(a) shall not apply with respect to any transaction that is settled on an established securities exchange (other than a transaction that was entered into with the intention of circumventing the restrictions in this Section 2.01(a)), (iii) the Stockholders shall be permitted to Transfer all (but not less than all) of their Company Securities to a third party (other than any Affiliate of any Stockholder) pursuant to a transaction in which such third party purchases all of the outstanding Company Securities (provided that, in the case of this clause (iii), the price, form of consideration and other terms and conditions of the Transfer offered to the Stockholders and on which the Stockholders participate are the same as the price, form of consideration and other terms and conditions offered and available to all other holders of Common Stock) and (iv) the foregoing restrictions set forth in this Section 2.01(a) shall not apply to Transfers if the transferee upon the consummation of such Transfer, agrees to execute and deliver to the Company a joinder providing that such transferee shall be bound by and shall fully comply with the terms of Section 2.01, 3.01(a) and 3.03(a) of this Agreement.
(b)    Any Transfers or purported Transfers of Company Securities by a Stockholder other than in accordance with Section 2.01(a) shall be null and void ab initio.
Section 2.02. Legend. Any certificate representing Company Securities issued to a Stockholder after the Closing shall be stamped or otherwise imprinted with a legend in substantially the following form:
“The shares represented by this certificate are subject to the provisions contained in the Stockholders Agreement, dated as of March 17, 2019, by and among the stockholders of Coty Inc. party thereto and Coty Inc., as amended and restated on June 16, 2023, as may be further amended, modified or supplemented from time to time.”
The Company shall include the foregoing legend in any notice delivered to a holder of Company Securities issued in uncertificated form pursuant to Section 151 of the General Corporation Law of the State of Delaware and shall otherwise make customary arrangements to cause any Company Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

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ARTICLE 3

CERTAIN COVENANTS AND AGREEMENTS
Section 3.01. Board Composition.
(a)    For so long as this Agreement is in effect, the Company and each Stockholder shall take all necessary actions within their control (including voting or causing to be present at meetings of stockholders of the Company and voted all of the Company Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Company Securities) so as to cause to be elected to the Board, and to cause to continue in office, at any given time, no fewer than four (4) Independent Directors who are disinterested as it relates to the Stockholders and their respective Affiliates, each of whom shall be nominated by the Remuneration and Nomination Committee of the Board (or any successor committee of the Board) (the “Remuneration and Nomination Committee”) (or, if at the time of such nomination, the Remuneration and Nomination Committee is not composed of a majority of Independent Directors who are disinterested as it relates to the Stockholders and their respective Affiliates, such other committee of the Board that is composed of a majority of Independent Directors who are disinterested as it relates to the Stockholders and their respective Affiliates) and approved by the Board.
(b)    The Company and each Stockholder shall take all necessary actions within their control (including voting or causing to be present at meetings of stockholders of the Company and voted all of the Company Securities held of record by such Stockholder or Beneficially Owned by such Stockholder by virtue of having voting power over such Company Securities) so as to cause, the Board to appoint a new lead Independent Director consistent with the terms of the Stipulation and Agreement of Compromise and Settlement dated ___ who is (i) independent and disinterested as it relates to the Stockholders and their respective Affiliates who is nominated by the Remuneration and Nomination Committee (or, if at the time of such nomination, the Remuneration and Nomination Committee is not composed of a majority of Independent Directors who are disinterested as it relates to the Stockholders and their respective Affiliates, such other committee of the Board that is composed of a majority of Independent Directors who are disinterested as it relates to the Stockholders and their respective Affiliates) and approved by the Board, and (ii) not Robert Singer or Erhard Schoewel.
Section 3.02.     Related Party Transactions. For so long as this Agreement is in effect, the following actions shall be null and void ab initio unless Disinterested Director Approval has been obtained: (a) entry into, amendment to, modification to, termination of or approval of any transaction or series of transactions involving any Stockholder or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, (b) any amendment, modification, termination, enforcement or waiver of the rights of the Company or any of its Subsidiaries under any agreement involving the Company or any of its Subsidiaries, on the one hand, and any Stockholder or any of its Affiliates, on the other hand, or (c) settlement or compromise of any claim or dispute involving the Company or any of its Subsidiaries, on the one hand, and any Stockholder or any of its Affiliates, on the other hand.
Section 3.03.        Standstill.
(a)    Each Stockholder agrees that, prior to the third anniversary of the Effective Date, without Disinterested Director Approval, it shall not, and shall cause its Affiliates not to, directly or indirectly as part of a “group” (as such term is applied under Section 13(d) of the Exchange Act), alone or in concert with any other Person, effect or enter into any agreement to effect, any acquisition of (or obtaining any right to direct the voting or disposition of) any Company Securities, or rights or options to acquire (or obtain any right to direct the voting or disposition of) any Company Securities, in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding or otherwise; provided that, notwithstanding the foregoing, nothing in this Section 3.03(a) shall restrict, prevent or otherwise limit (A) any acquisition of any Company Securities as contemplated by Section 3.03(b), (B) any issuance of options or other equity awards granted to officers or directors of the Company that is authorized and approved by the Remuneration and Nomination Committee of the Board, (C) the participation by the Stockholders and their Affiliates in any issuance of Company Securities by the Company that is made pro rata to all stockholders of the Company (including, in the case of any rights offering made by the Company, the exercise of any oversubscription privilege made available to all holders of Common Stock on the same terms); (D) any acquisition of Company Securities that does not result in the percentage of the Voting Power of the Company Beneficially Owned by the Stockholders and their Affiliates immediately after such acquisition being higher than the percentage of the Voting Power of the Company Beneficially Owned by the Stockholders and their Affiliates as of the Closing (the “Closing Voting Power Percentage”) or (E) any acquisition of Company Securities which is settled on an established securities exchange or through privately negotiated transactions, so long as such acquisition does not cause the percentage of the Voting Power of the Company Beneficially Owned by the Stockholders and their Affiliates immediately

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following such acquisition to exceed an amount equal to the Closing Voting Power Percentage plus 9%. For the avoidance of doubt, prior to the third anniversary of the Effective Date any acquisition of Company Securities through a tender or exchange offer may only be effected with Disinterested Director Approval.
(b)    Each Stockholder agrees that, for so long as this Agreement is in effect, it shall not, and shall cause its Affiliates not to, directly or indirectly as part of a “group” (as such term is applied under Section 13(d) of the Exchange Act), alone or in concert with any other Person, effect or seek, offer, propose (whether publicly or otherwise) or enter into any agreement to effect, or announce any intention to effect or otherwise participate in, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act unless such transaction is conditioned on both Disinterested Director Approval and Minority Stockholder Approval.
Section 3.04.        Registration Rights. Each Stockholder shall have the registration and other rights on the terms set forth in Exhibit A.
Section 3.05.     Amendment to Annual D&O Questionnaire. The Company shall include each of the questions set forth in Exhibit B in its annual directors and officers questionnaire used in the preparation of the Company's Form 10-K, annual report to stockholders and proxy statement.
ARTICLE 4

MISCELLANEOUS
Section 4.01.        Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.
Section 4.02.     Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.
Section 4.03.        Further Actions; Cooperation. Each of the Stockholders and the Company agrees to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement.
Section 4.04.        Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by email, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:
If to the JAB Holding Company or Offer Purchaser, to:
Cottage Holdco B.V.
Piet Heinkade 55
1019 GM Amsterdam
The Netherlands
Email:    Joachim.Creus@jabse.eu
Attn:    Joachim Creus
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Email:    paul.schnell@skadden.com
    sean.doyle@skadden.com
    maxim.mayercesiano@skadden.com
Attn:    Paul T. Schnell
    Sean C. Doyle
    Maxim O. Mayer-Cesiano

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If to the Company, to:
Coty Inc.
350 Fifth Avenue
New York, New York 10118
Email:    Kristin_Blazewicz@cotyinc.com
Attn:    General Counsel
If to a Stockholder that is not JAB Holding Company or Offer Purchaser, then to the address set forth in the written agreement of such Stockholder provided for in Section 2.01(a)(i).
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties hereto at the above addresses or sent by email, with confirmation received, to the email addresses specified above (or at such other email address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
Section 4.05.        Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines that would require the application of the law of another jurisdiction.
Section 4.06.        Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.
Section 4.07.        Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Except as otherwise provided herein, no Stockholder may assign any of its rights or delegate any of its responsibilities hereunder to any other Person without the prior written consent of each other party hereto.
Section 4.08.        Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Stockholders and the Company; provided that any amendment, modification or supplement shall also require Disinterested Director Approval in accordance with Section 3.02.
Section 4.09.        Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Any waiver by or on behalf of the Company shall require Disinterested Director Approval in accordance with Section 3.02.
Section 4.10.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.
Section 4.11.        Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY, NEW CASTLE COUNTY OR, SOLELY IF THAT COURT DOES NOT HAVE JURISDICTION, ANOTHER DELAWARE STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF

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COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.
Section 4.12.        Remedies.
(a)    Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Stockholders agree that each party hereto shall be entitled to, in addition to all other rights and remedies granted by law or in equity, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.
(b)    Each party hereto acknowledges and agrees that the Independent Directors who are disinterested as it relates to the Stockholders and their respective Affiliates shall have the authority to authorize and direct the Company to enforce its rights under this Agreement against the Stockholders and shall, if necessary, be composed as a special committee of the Board for such purpose.
Section 4.13.        Recapitalizations, Exchanges, Etc. Affecting Company Securities. The provisions of this Agreement (including Exhibit A hereto) shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.
Section 4.14.        Expenses. Except as otherwise provided in Exhibit A hereto each of the parties shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.
Section 4.15.        Termination. Upon the mutual consent of all of the parties hereto (including, with respect to the Company, Disinterested Director Approval) or, with respect to each Stockholder, at such earlier time as such Stockholder and its Affiliates ceases to Beneficially Own a Minimum Amount, this Agreement shall terminate; provided that the obligations of the parties hereto pursuant to the registration and other rights granted pursuant to Section 3.04 and set forth in Exhibit A hereto shall survive such termination pursuant to this Section 4.15 and shall only terminate pursuant to Section 16(c) of Exhibit A.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.
COTY INC.
By:        /s/ Kristin Blazewicz
    Name:    Kristin Blazewicz
    Title:    Chief Legal Officer, General Counsel
        and Secretary

    [Signature Page to Stockholders Agreement]

JAB HOLDINGS B.V.,
COTTAGE HOLDCO B.V.
By:        /s/ Frank Engelen
    Name:    Frank Engelen
    Title:    Authorized Representative
By:        /s/ Luuk Hoogeveen
    Name:    Luuk Hoogeveen
    Title:    Authorized Representative

    [Signature Page to Stockholders Agreement]

EXHIBIT A

REGISTRATION RIGHTS
Section 1.Certain Definitions.
(a)As used in herein, the following terms have the following meanings. Capitalized terms used herein without definition shall have the definitions ascribed to them in the Stockholders Agreement.
“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Company Shares” means the issued and outstanding shares of Common Stock.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controls” and “Controlled” each has a correlative meaning.
“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.
“Governmental Entity” means any foreign, United States federal or state, regional or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, commission, political subdivision or other governmental entity or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.
“Holder” means each Stockholder and any Affiliate Transferee who becomes a party to or bound by the provisions of the Stockholders Agreement pursuant to the terms thereof.
“JAB Entities” means JAB Holding Company and Offer Purchaser.
“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Entity.
“Law” means all laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or legally-binding guidance of any Governmental Entity, or Judgments.
“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.
“Notice, Agreement and Questionnaire” means a written notice, agreement and questionnaire substantially in the form of Annex A hereto.
“NYSE” means the New York Stock Exchange.
“Participating Shareholder” means, with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.
“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.
“Qualified Shareholder” means any Holder that, together with its Affiliates, beneficially owns at least 3% of the Company Shares.

“Registrable Securities” means, at any time, any Company Shares and any securities issued or issuable in respect of such Company Shares or by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until the earliest to occur of (i) a Registration Statement covering such Company Shares has been declared effective by the Commission and such Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Company Shares are otherwise transferred (other than by a Qualified Shareholder to an Affiliate thereof), the Company has delivered a new certificate or other evidence of ownership for such Company Shares not bearing any restrictive legend and such Company Shares may be resold without subsequent registration under the Securities Act, (iii) such Company Shares are repurchased by the Company or a Subsidiary of the Company or cease to be outstanding or (iv) such Company Shares may be resold pursuant to Rule 144, without regard to volume or manner of sale limitations, whether or not any such sale has occurred.
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 6(l)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one (1) counsel for all Holders participating in the offering, selected by the Holders holding the majority of the Registrable Securities to be sold for the account of all Holders in the offering and reasonable fees and expenses of each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any underwritten Public Offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, provided that the Company shall not be responsible for any plane chartering fees, (xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiii) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 6(r). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i) - (xiii) to the extent incurred in connection with the “take down” of Company Shares pursuant to a Registration Statement previously declared effective. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of any Holders (or the agents who manage their accounts) or any Selling Expenses.
“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.
“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.
“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of one counsel for the Holders of Registrable Securities set forth in clause (viii) of the definition of Registration Expenses.
“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3, in each case for an offering to be made on a continuous basis pursuant to Rule

415 covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company.
“Stockholders Agreement” means that certain Amended & Restated Stockholders Agreement to which this Exhibit is attached, dated as of March [__], 2023, by and among JAB Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, JAB Beauty B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, and Coty Inc., a Delaware corporation.
“Underwritten Offering” means a registration in which Company Shares are sold to an underwriter or underwriters on a firm commitment basis.
(b)Other Definitions. In addition to the defined terms set forth in Section 1(a), as used in this Exhibit, each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below.

Term	Section
Damages	7(a)
Demand Notice	2(a)(i)
Demand Period	2(e)
Demand Registration	2(a)(i)
Demand Suspension	2(h)
Holder Information	15(b)
Indemnified Party	9
Indemnifying Party	9
Inspectors	6(k)
Long-Form Registration	2(a)(i)
Maximum Offering Size	2(g)
Records	6(k)
Requesting Shareholder	2(a)(i)
Shelf Offering Request	3(a)
Shelf Period	3(b)
Shelf Suspension	3(d)
Short-Form Registration	2(a)(i)
Underwritten Shelf Takedown	3(e)(i)
Underwritten Shelf Takedown Notice	3(e)(i)
Underwritten Shelf Takedown Request	3(e)(i)
Section 2.Demand Registration.
(a)Demand by Holders.
(i)If, at any time the Company does not otherwise have an effective registration statement covering offerings of a Holder’s Registrable Securities to be made on a continuous basis pursuant to pursuant to Rule 415 on file with the Commission, and the Company shall have received a request, subject to Section 15, from any Qualified Shareholder (the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities (x) on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration”) or (y) on Form S-3 or any similar short-form Registration Statement, which shall include a prospectus supplement to an existing Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short-form Registration Statement (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”), and specifying the kind and aggregate amount of Registrable Securities to be registered and the intended method of disposition thereof, then the Company shall promptly, but in no event later than ten (10) Business Days prior to the effective date of the Registration Statement relating to such Demand Registration, give notice of such request (a “Demand Notice”) to the other Holders, specifying the number of Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2(a). During the ten (10) Business Days after receipt of a Demand Notice, all Holders (other than the Requesting Shareholder) may provide a written request to the Company, specifying the aggregate amount of Registrable Securities held by such Holders requested to be registered as part of such Demand Registration and the intended method of distribution thereof; provided that, if, on the date of any request by a Qualified Shareholder, the Company qualifies as a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to file an automatic Shelf Registration Statement on Form S-3 pursuant to Section 3 of this Exhibit, the provisions of this Section 2 shall not apply, and the provisions of Section 3 shall apply instead.
(ii)The Company shall file such Registration Statement with the Commission within ninety (90) days of such request, in the case of a Long-Form Registration, and thirty (30) days of such request, in the case of a Short-Form Registration, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act and the “blue sky” Laws of such jurisdictions as any Participating Shareholder or any underwriter, if any, reasonably requests, as expeditiously as possible, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered.
(iii)Notwithstanding anything to the contrary in this Section 2(a), (A) the Company shall not be obligated to effect more than two (2) Long-Form Registrations over any three (3) year period at the request of the Holders, (B) from and after the time the Company becomes eligible for a Short-Form Registration, the Holders shall be entitled to effect three (3) Short-Form Registrations per calendar year in the aggregate in addition to the Long-Form Registrations to which they are entitled (which Long-Form Registrations, at the election of the Requesting Shareholder, may be effected as Short-Form Registrations, in which case they will count as Long-Form Registrations for purposes of the preceding clause (A)) and (C) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration (after giving effect to any withdrawals pursuant to Section 2(b)) equals or exceeds five hundred million dollars ($500,000,000) if pursuant to a Long-Form Registration, or three hundred million dollars ($300,000,000) if pursuant to a Short-Form Registration.
(b)Demand Withdrawal. A Participating Shareholder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from all of the Participating Shareholders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement, and such registration shall nonetheless be deemed a Demand Registration for purposes of Section 2(a) unless (i) the withdrawing Participating Shareholders shall have paid or reimbursed the Company for their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of the withdrawing Participating Shareholders’ withdrawn Registrable Securities (based on the number of Registrable Securities such withdrawing Participating Shareholders sought to register, as compared to the total number of Company Securities included on such Registration Statement), (ii) the withdrawal is made following the occurrence of a Material Adverse Change, because the registration would require the Company to make an Adverse Disclosure or because the Company otherwise requests withdrawal or (iii) the withdrawal arose out of a breach by the Company of this Exhibit (in each such case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request except to the extent otherwise paid pursuant to clause (i)).
(c)Company Notifications. Within ten (10) Business Days after the receipt by the Participating Shareholders of the Demand Notice, the Company will notify all Participating Shareholders of the identities of the other Participating Shareholders and the number of Registrable Securities requested to be included therein.
(d)Registration Expenses. The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, subject to reimbursement pursuant to Section 2(b)(i), if applicable.
(e)Effective Registration. A Demand Registration shall be deemed to have occurred if the Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 calendar days (or such shorter period in which all Registrable Securities of the Participating Shareholders included in such registration have actually been sold thereunder or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided, that a Demand Registration shall not be deemed to have occurred if, (A) during the Demand Period, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other

Governmental Entity or court, (B) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by any Participating Shareholder or (C) the Maximum Offering Size (as defined below) is reduced in accordance with Section 2(g) such that less than seventy-five percent (75%) of the Registrable Securities that the Requesting Shareholder sought to be included in such registration are included.
(f)Underwritten Offerings. If any Participating Shareholder that is a Qualified Shareholder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.
(g)Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Board (or, in the case of a Demand Registration not being underwritten, the Board determines in its reasonable discretion) that, in its view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have an adverse effect on the price, timing or distribution of the shares offered in such offering (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, or as nearly as practicable to the priority listed below to the extent such priority is inconsistent with rights granted by the Company to other Persons as in effect on the date of the Stockholders Agreement, up to the Maximum Offering Size:
(i)if the Requesting Shareholder is a JAB Entity, (A) first, all Registrable Securities requested to be included in such registration by such JAB Entity, (B) second, and only if all the securities referred to in clause (A) have been included, all Registrable Securities requested to be registered by the other Participating Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Shareholders on the basis of the relative number of Registrable Securities owned by the Participating Shareholders; provided, that any securities thereby allocated to a Participating Shareholder that exceed such Participating Shareholder’s request shall be reallocated among the remaining Participating Shareholders in like manner), and (C) thereafter, and only if all the securities referred to in clause (A) and (B) have been included, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine; and
(ii)if the Requesting Shareholder is not a JAB Entity, (A) first, all Registrable Securities requested to be registered by the Participating Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Shareholders on the basis of the relative number of Registrable Securities owned by the Participating Shareholders; provided, that any securities thereby allocated to a Participating Shareholder that exceed such Participating Shareholder’s request shall be reallocated among the remaining Participating Shareholders in like manner), and (B) thereafter, and only if all the securities referred to in clause (A) have been included, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.
(h)Delay in Filing; Suspension of Registration. If, upon Disinterested Director Approval, the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to (A) make an Adverse Disclosure or (B) prepare or obtain financial statements or pro forma financial information related to a material corporate transaction that are required to be included or incorporated by reference in any Registration Statement filed with the Commission by Regulation S-X that are then unavailable, the Company may, upon giving prompt written notice of such action to the Participating Shareholders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, that (x) the Company shall not be permitted to exercise a Demand Suspension (i) more than three (3) times during any 12-month period or (ii) for more than one hundred (100) days in aggregate during any 12-month period and (y) such Demand Suspension shall terminate at such time as (A) the Company would no longer be required to make any Adverse Disclosure or (B) the required financial statements or pro forma financial information are then available; and provided, further, that in the event of a Demand Suspension, if a Participating Shareholder has not sold any Company Shares under such Registration Statement, it shall be entitled to withdraw Registrable Securities from such Demand Registration and, if all Participating Shareholders so withdraw, such Demand Registration shall not be counted for purposes of the limit on Demand Registrations requested by such Participating Shareholders in Section 2(a). In the case of a Demand Suspension, the Participating Shareholders agree to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Participating Shareholders upon the termination of any Demand Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Participating Shareholders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Participating Shareholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Registration Statement if required by the registration form used by the Company for the applicable Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Participating Shareholder. Notwithstanding anything in this Exhibit to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings (including any “take-downs” off of an effective shelf registration statement) of any of its securities either for its own account or the account of any security holder or holders during any Demand Suspension.
Section 3.Shelf Registration.
(a)Filing. If at any time the Company shall have received a request, subject to Section 15, by a Qualified Shareholder (a “Shelf Offering Request”), for the filing of a Shelf Registration Statement pursuant to this Section 3, and at such time the Company is eligible to file a registration statement on Form S-3, the Company shall, within sixty (60) days of such Shelf Offering Request, file with the Commission a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (or if the Company qualifies to do so, it shall file an automatic Shelf Registration Statement in response to any such request). If, on the date of any such Shelf Offering Request or on any date thereafter until the related Shelf Registration Statement is filed, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 3 shall not apply, and the provisions of Section 2 shall apply instead.
(b)Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the Commission a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or “blue sky” Laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder or such Registrable Securities otherwise cease to be deemed Registrable Securities (such period of effectiveness, the “Shelf Period”).
(c)Shelf Notice. Promptly upon receipt of any request to file a Shelf Registration Statement pursuant to Section 3(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of any such request to all other Holders.
(d)Suspension of Registration. If, upon Disinterested Director Approval, the filing, initial effectiveness or continued use of such Shelf Registration Statement at any time would require the Company to (A) make an Adverse Disclosure or (B) prepare or obtain financial statements or pro forma financial information related to a material corporate transaction that are required to be included or incorporated by reference in any Registration Statement filed with the Commission by Regulation S-X that are then unavailable, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement (a “Shelf Suspension”); provided, that (x) the Company shall not be permitted to exercise a Shelf Suspension (i) more than three (3) times during any 12-month period, or (ii) for more than one hundred (100) days in aggregate during any 12-month period and (y) such Shelf Suspension shall terminate at such time as (A) the Company would no longer be required to make any Adverse Disclosure or (B) the required financial statements or pro forma financial information are then available. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders. Notwithstanding anything in this Exhibit to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings (including any “take-downs” off of an effective shelf registration statement) of any of its securities either for its own account or the account of any security holder or holders during any Shelf Suspension.
(e)Underwritten Shelf Takedown.
(i)For any offering of Registrable Securities pursuant to the Shelf Registration Statement for which the value of Registrable Securities proposed to be offered is at least three hundred million dollars ($300,000,000), if any Participating Shareholder that is a Qualified Shareholder so elects, such offering shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. Subject to the immediately preceding sentence, if at any time during which the Shelf Registration Statement is in effect a Participating Shareholder elects to offer Registrable Securities pursuant to the Shelf Registration Statement in the form of an Underwritten Offering, then such Participating Shareholder shall give written notice (which notice may be given by email) to the Company of such intention at least five (5) Business Days (or, in the event of any block trade, bought deal or similar transaction, two (2) Business Days) prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Participating Shareholder is requesting registration under this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, an “Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Underwritten Shelf Takedown”), and the Company shall promptly, but in no event later than the Business Day following the receipt of such Underwritten Shelf Takedown Request, give written notice of such Underwritten Shelf Takedown Request (such notice, an “Underwritten Shelf Takedown Notice”) to the other Holders and such Underwritten Shelf Takedown Notice shall offer the other Holders the opportunity to offer as part of such Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing within twenty-four (24) hours after the receipt by such other Holders of any such notice (which request may be made by email to the Company). Subject to Section 3(e)(ii) and Section 3(e)(iii), the Company and the Participating Shareholder(s) making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include as part of the Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided, that all such other Holders requesting to participate in the Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Participating Shareholder(s) requesting the Underwritten Shelf Takedown; provided, further, that, if at any time after making an Underwritten Shelf Takedown Request and prior to the launch of the Underwritten Shelf Takedown, the Participating Shareholder(s) requesting the Underwritten Shelf Takedown shall determine for any reason not to proceed with or to delay such Underwritten Shelf Takedown, the Participating Shareholder(s) shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Holder and, thereupon, (A) in the case of a determination not to proceed, the Company and such Participating Shareholder(s) shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Underwritten Shelf Takedown (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination to delay such Underwritten Shelf Takedown, the Company and such Participating Shareholder(s) shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Underwritten Shelf Takedown for the same period as the Participating Shareholder(s) determine(s) to delay such Underwritten Shelf Takedown.
(ii)If the managing underwriter of an Underwritten Shelf Takedown advises the Company or the Participating Shareholder(s) requesting the Underwritten Shelf Takedown that, in its view, the number of Company Shares that the Participating Shareholder(s) and such other Holders intend to include in such registration exceeds the Maximum Offering Size, the Company and the Participating Shareholder(s) making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include in such Underwritten Shelf Takedown, in the following priority, or as nearly as practicable to the following priority to the extent such priority is inconsistent with rights granted by the Company to other Persons as in effect on the date of the Stockholders Agreement, up to the Maximum Offering Size:
(A)if the Participating Shareholder requesting the Underwritten Shelf Takedown is a JAB Entity, (x) first, all Registrable Securities requested to be included in such registration by such JAB Entity, (y) second, and only if all of the securities referred to in clause (x) have been included, all Registrable Securities requested to be included in such registration by any other Holders pursuant to Section 3(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner), and (z) thereafter, and only if all of the securities referred to in clause (x) and (y) have been included, any securities proposed to be registered by the Company or for the account of any other Persons with such priorities among them as the Company shall determine; and
(B)if the Participating Shareholder requesting the Underwritten Shelf Takedown is not a JAB Entity, (x) first, all Registrable Securities requested to be included in such registration by any Holders pursuant to Section 3(e)(i) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner), and (y) thereafter, and only if all of the securities referred to in clause (x) have been included, any securities proposed to be registered by the Company or for the account of any other Persons with such priorities among them as the Company shall determine.
(iii)Each Holder shall be permitted to withdraw all or part of its Registrable Securities from an Underwritten Shelf Takedown at any time prior to 7:00 a.m., New York City time, on the date on which the Underwritten Shelf Takedown is anticipated to launch.
(f)Payment of Expenses for Shelf Registrations. The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration, regardless of whether such registration is effected.
Section 4.Lock-up Agreements.
(a)Lock-up Agreements.
(i)To the extent requested by the lead underwriter in connection with each Underwritten Offering, the Company and each Participating Holder shall agree not to effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Underwritten Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) sixty (60) calendar days after the effective date of the applicable Registration Statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that the Company shall cause all directors and executive officers of the Company to enter into agreements similar to those contained in this Section 4(a)(i) (without regard to this proviso), subject to exceptions for gifts, sales pursuant to pre-existing 10b5-1 plans and other customary exclusions agreed to by such managing underwriter; provided further, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.
(ii)Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement.
(iii)To the extent requested by the lead underwriter in connection with each Underwritten Offering, the Company agrees to use its commercially reasonable efforts to obtain from each Person that beneficially owns 5% or more of the Common Shares, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 4, except as part of any such registration, if permitted.
Section 5.Other Registration Rights. From and after the date of the Stockholders Agreement, the Company shall not grant to any Person the right, other than as set forth herein, and except to employees of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities except such rights as are not more favorable than or inconsistent with the rights granted to the Holders and that do not violate the rights or adversely affect the priorities of the Holders set forth herein.

Section 6.Registration Procedures. In connection with any registration pursuant to Section 2 or Section 3, subject to the provisions of such Sections:
(a)Prior to filing a Registration Statement or prospectus covering Registrable Securities or any amendment or supplement thereto, the Company shall furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Participating Shareholder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Participating Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Participating Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(b)In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)The Company shall promptly notify each Holder of such Registrable Securities and the underwriter(s) and, if requested by such Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.
(d)The Company shall furnish counsel for each underwriter, if any, and for the Holders of such Registrable Securities with copies of any written comments from the Commission or any state securities authority or any written request by the Commission or any state securities authority for amendments or supplements to a Registration Statement or prospectus relating to Registrable Securities or for additional information generally related to any registration of such Registrable Securities (and, for this purpose, the term Registration Statement shall not include any report not relating to any offer of Registrable Securities filed pursuant to the Company’s reporting obligations under the Exchange Act).
(e)After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission or any state securities commission and use commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered.
(f)The Company shall use reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Participating Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Shareholder to consummate the disposition of the Registrable Securities owned by such Participating Shareholder, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
(g)The Company shall use reasonable best efforts to list such Registrable Securities on the principal securities exchange or quotation system on which the Company’s common stock is then listed or quoted and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.
(h)The Company shall use reasonable best efforts to cooperate with each Holder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Holder or the underwriter or managing underwriter, if any, may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.
(i)The Company shall immediately notify each Participating Shareholder holding such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Participating Shareholder and file with the Commission any such supplement or amendment subject to any suspension rights contained herein.
(j)(1) The requesting Holder(s) shall have the right to select an underwriter or underwriters in connection with any underwritten Public Offering resulting from the exercise of a Demand Registration or Underwritten Shelf Takedown upon consultation with the Company and (2) the Company shall have the right to select an underwriter or underwriters in connection with any other underwritten Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.
(k)Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 6 and any attorney, accountant or other professional retained by any such Participating Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement (including by participation in a reasonable number of diligence calls). Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) such disclosure is to such Inspector’s auditors, financial advisors and other professional advisors who agree to hold such Records confidential substantially in accordance with the confidentiality agreement between such Inspector and the Company or (ii) the release of such Records is required pursuant to applicable Law or regulation or judicial process. Each Participating Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Shares unless and until such information is made generally available to the public. Each Participating Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
(l)The Company shall furnish to each financial institution facilitating any sale of Registrable Securities, if any, a signed counterpart, addressed to such financial institution, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, in similar offerings.
(m)The Company shall take all commercially reasonable actions to ensure that any free-writing prospectus utilized in connection with any Demand Registration, Underwritten Shelf Takedown or other offering off of a Shelf Registration Statement hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(n)The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(o)The Company may require each such Participating Shareholder promptly to furnish in writing to the Company the Notice, Agreement and Questionnaire and such other information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include a Participating Shareholder on any Registration Statement if the Notice, Agreement and Questionnaire or such other information is not promptly provided; provided, that, prior to excluding such Participating Shareholder on the basis of its failure to provide the Notice, Agreement and Questionnaire or such other information, the Company must furnish in writing a reminder to such Participating Shareholder requesting the Notice, Agreement and Questionnaire and such other information at least three (3) days prior to filing the applicable Registration Statement or prospectus or any amendment or supplement thereto.
(p)The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, by executing customary underwriting agreements and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the Holders in the marketing of the Registrable Securities.
Section 7.Indemnification by the Company.
(a)The Company agrees to indemnify and hold harmless each Participating Shareholder holding Registrable Securities covered by a Registration Statement, each member, trustee, limited or general partner thereof, each member, trustee, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, shareholders and employees, and each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities Laws thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by such Participating Shareholder expressly for use therein or by such Participating Shareholder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished such Participating Shareholder with a sufficient number of copies of the same.
(b)The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Participating Shareholders provided in Section 7(a)(i)(A) and Section 7(a)(ii) or otherwise on commercially reasonable terms negotiated on an aim’s length basis with such underwriters.
Section 8.Indemnification by Participating Shareholders. Each Participating Shareholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 7(a)(i) and Section 7(a)(ii) to such Participating Shareholder, but only with respect to information furnished in writing by such Participating Shareholder or on such Participating Shareholder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus.” Each such Participating Shareholder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 8. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 8 for any Damages in excess of the net proceeds realized by such Participating Shareholder in the sale of Registrable Securities of such Participating Shareholder to which such Damages relate.
Section 9.Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 7 or Section 8, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
Section 10.Survival. Subject to a Holder delivering a properly completed (as solely determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire to the Company, Section 8, Section 8, Section 9 and Section 10 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.
Section 11.Contribution.
(a)If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Participating Shareholders holding Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Participating Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Participating Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Participating Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Participating Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and Participating Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Participating Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the applicable prospectus. The relative fault of the Company and Participating Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Participating Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each Participating Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(b)The Company and the Participating Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by Participating Shareholder in the sale of Registrable Securities of Participating Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder’s obligation to contribute pursuant to this Section 11 is several in the proportion that the net proceeds of the offering received by Participating Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.
Section 12.Participation in Public Offering.
(a)No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided, that no Holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such Holder has requested the Company include in any Registration Statement) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.
(b)Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(i) above, such Person shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 6(i), and, if so directed by the Company, such Person shall deliver to the Company all copies, other than any permanent file copies then in such Person’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(i).
Section 13.Compliance with Rule 144 and Rule 144A. At the request of any Holder who proposes to sell securities in compliance with Rule 144, the Company shall (i) cooperate, to the extent commercially reasonable, with such Holder, (ii) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time, (iii) make available to the public and such Holders such information, and take such action as is reasonably necessary, to enable the Holders of Registrable Securities to make sales pursuant to Rule 144, and (iv) use its reasonable best efforts to list such Holder’s Company Shares on the NYSE. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A, the information described in Rule 144A(d)(4).
Section 14.Selling Expenses. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Exhibit shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such Holder.
Section 15.Prohibition on Requests; Holders’ Obligations.
(a)No Holder shall, without the Company’s consent, be entitled to deliver a request for a Demand Registration or a Shelf Offering Request or Underwritten Shelf Takedown Request if less than 60 calendar days have elapsed since (A) the effective date of a prior Registration Statement in connection with a Demand

Registration or Shelf Registration, (B) the date of withdrawal by the Participating Shareholders of a Demand Registration or Underwritten Shelf Takedown or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with an opportunity to participate in the prior offering and either (i) has refused or not promptly accepted such opportunity or (ii) has not been cut back to less than 50% of the Registrable Securities requested to be included by such Holder; provided, further, that the Company shall not be required to comply with any request that would conflict with any lock-up agreement entered into pursuant to Section 4(a).
(b)No Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to this Exhibit, unless such Holder has timely furnished the Company with all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request pursuant to Section 6(o). Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information of such Holder furnished in writing by or on behalf of such Holder, including in such Holder’s Notice, Agreement and Questionnaire (all such information, “Holder Information”), to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such Holder Information, in the light of the circumstances under which they were made, not misleading. Furthermore, if the Company is required to file a subsequent Registration Statement upon expiration of effectiveness of the Registration Statement naming a Holder, the Company shall be under no obligation to include such Holder as a selling securityholder if such Holder does not timely deliver an updated properly completed (as solely determined by the Company), executed and acknowledged Notice, Agreement and Questionnaire and other information upon request by the Company therefore pursuant to Section 6(o).
Section 16.Miscellaneous.
(a)Incorporation of Stockholders Agreement. For the avoidance of doubt, Article 4 of the Stockholders Agreement shall apply to the rights and obligations of the Company and the Stockholders under this Exhibit.
(b)Majority of Registrable Securities. For purposes of determining what constitutes Holders of a majority of Registrable Securities, as referred to in this Exhibit, a majority shall constitute a majority of the shares of Common Stock that constitute Registrable Securities.
(c)Termination. The obligations of the parties to the Stockholders Agreement under this Exhibit shall terminate upon such time as there are no Registrable Securities, except for the provisions of Sections 2(d), 3(f), 7, 8, 9, 10, 11 and 14, which shall survive such termination.
*    *    *

ANNEX A
FORM OF
SELLING SECURITYHOLDER NOTICE, AGREEMENT AND QUESTIONNAIRE
The undersigned (the “Selling Securityholder”) beneficial owner of common stock, par value $0.01 (the “Common Stock”), of Coty Inc. (the “Company”) understands that the Company intends to file with the United States Securities and Exchange Commission or any successor agency (the “Commission”) a registration statement or a prospectus supplement to an existing registration statement (as applicable, the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of certain Registrable Securities in accordance with the terms of the Stockholders Agreement (including Exhibit A thereto), dated on or about March 17, 2019 (the “Stockholders Agreement”), by and among the Company and the Stockholders party thereto. Each capitalized term not otherwise defined herein has the meaning given to it in the Stockholders Agreement.
In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, the Selling Securityholder must be named as a selling securityholder in the related prospectus and deliver a prospectus to the purchasers of Registrable Securities. To facilitate naming of the Selling Securityholder as a selling securityholder in the Registration Statement, the Selling Securityholder must complete, execute, acknowledge and deliver this Notice, Agreement and Questionnaire prior to filing of the Registration Statement.
Certain legal consequences arise from being named as Selling Securityholders in the Registration Statement and the related prospectus. Accordingly, the Selling Securityholder is advised to consult its own legal counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.
(a)The Selling Securityholder hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3(b) pursuant to the Registration Statement. The Selling Securityholder, by signing and returning this Notice, Agreement and Questionnaire, understands that it shall be bound by the terms and conditions of this Notice, Agreement and Questionnaire.
(b)The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:
Questionnaire
1.(a)    Full Legal Name of Selling Securityholder:

(a)Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(b)Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.Address for Notices to Selling Securityholder:
Telephone:
Fax:
Email address:
Contact Person:
3.Beneficial Ownership of Registrable Securities:
This Item (3) covers beneficial ownership of the Company’s securities. Please consult Appendix A to this Notice, Agreement and Questionnaire for information as to the meaning of “beneficial ownership.” Except
    1

as set forth below in this Item (3), the Selling Securityholder does not beneficially own any Registrable Securities.
(a)Number of shares of Registrable Securities beneficially owned:
(b)Number of shares of the Registrable Securities which the Selling Securityholder wishes to be included in the Registration Statement:
4.Beneficial Ownership of other securities of the Company owned by the Selling Securityholder.
Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).
(a)Type and amount of other securities beneficially owned by the Selling Securityholder:

(b)CUSIP No(s). of other securities beneficially owned by the Selling Securityholder:

5.Relationship with the Company:
(a)Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?
❑    Yes
❑    No
(b)If so, please state the nature and duration of your relationship with the Company:

6.Broker-Dealer Status:
(a)Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?
❑    Yes
❑    No
Note that the Company shall be required to identify any registered broker-dealer as an underwriter in the prospectus.
If so, please answer the remaining questions in this section.
If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder acquired its Registrable Securities for investment or acquired them as transaction-based compensation for investment banking or similar services.

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify you as an underwriter in the Registration Statement and related prospectus.
    2

(b)Affiliation with Broker-Dealers:
Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 6(b), an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.
☐    Yes
❑    No
If so, please answer the remaining questions in this section:
(i)Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(ii)If the Selling Securityholder, at the time of its acquisition of the Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and at the time of the acquisition of the Registrable Securities had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Selling Securityholder as an underwriter in the prospectus.
7.Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.
(a)Is the Selling Securityholder required to file, or is it a wholly-owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?
❑    Yes
❑    No
(b)State whether the Selling Securityholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended:
❑    Yes
❑    No
(c)If a subsidiary, please identify the publicly held parent entity:
If you answered “No” to questions (a) and (b) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:
***PLEASE NOTE THAT THE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***
If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice, Agreement and Questionnaire.
    3

Please note that you may be asked to answer additional questions depending on your responses to the above questions.
8.Plan of Distribution:
Except as set forth below, the Selling Securityholder (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement only as follows (if at all): such Registrable Securities may be sold from time to time directly by the Selling Securityholder or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder shall be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which certain cases the transferees, donees, pledgees or other successors in interest shall be the selling Securityholder for purposes of the prospectus.
State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.
(c)The Selling Securityholder acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The Selling Securityholder agrees that neither it nor any person acting on its behalf shall engage in any transaction in violation of such provisions.
(d)In accordance with the Selling Securityholder’s obligation under the Stockholders Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Stockholders Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:
To the Company :
Coty Inc.
350 Fifth Avenue
New York, New York 10118
Attn: General Counsel
(e)In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder shall notify the transferee(s) at the time of transfer of its rights and obligations under this Notice, Agreement and Questionnaire and the Stockholders Agreement.
(f)By signing this Notice, Agreement and Questionnaire, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Registration Statement, the related prospectus and any state securities or Blue Sky applications. The Selling Securityholder understands that such information shall be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement, the related prospectus and any state securities or Blue Sky applications.
    4

(g)Once this Notice, Agreement and Questionnaire is executed by the Selling Securityholder and received and acknowledged by the Company, the terms of this Notice, Agreement and Questionnaire and the representations, warranties and indemnification contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice, Agreement and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts-of-laws provisions thereof.
[SIGNATURE PAGE FOLLOWS]

    5

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice, Agreement and Questionnaire to be executed and delivered either in person or by its authorized agent.
Dated:
Selling Securityholder:
By:
    Name:
    Title:
Please return the completed and executed Notice, Agreement and Questionnaire to:
Coty Inc.
350 Fifth Avenue
New York, New York 10118
Attn: General Counsel
The Company hereby acknowledges that it has received and read and understands this Notice, Agreement and Questionnaire and agrees to be bound by the obligations and terms contained herein.
Coty Inc.:
By:
    Name:
    Title:
[SIGNATURE PAGE TO SELLING SECURITYHOLDER NOTICE, AGREEMENT AND QUESTIONNAIRE]

    6

Appendix A
DEFINITION OF “BENEFICIAL OWNERSHIP”
1.A “Beneficial Owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(a)Voting power which includes the power to vote, or to direct the voting of, such security; and/or
(b)Investment power which includes the power to dispose, or direct the disposition of, such security.
Please note that either voting power or investment power, or both, is sufficient for you to be considered the beneficial owner of shares.
2.Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of the federal securities acts shall be deemed to be the beneficial owner of such security.
3.Notwithstanding the provisions of paragraph (1), a person is deemed to be the “beneficial owner” of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including but not limited to any right to acquire: (a) through the exercise of any option, warrant or right; (b) through the conversion of a security; (c) pursuant to the power to revoke a trust, discretionary account or similar arrangement; or (d) pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in (a), (b) or (c) above, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power.

EXHIBIT B

D&O QUESTIONNAIRE QUESTIONS

The directors shall answer these questions based on their personal knowledge. If the answer is “Yes” to any question below, please fully describe the basis for your response:

1.“Do you or any of your Immediate Family Members have a consulting or employment relationship with (i) JAB, (ii) any JAB Affiliate, or (iii) any JAB Partner?”

2.“Do you or any of your Immediate Family Members serve on the board of directors of any JAB Affiliate (i.e., any company in which JAB owns greater than 20% of equity of that company)?”

3.“Are you an officer or director of a company that has transacted business in the last fiscal year, in excess of $300,000 or 2% of the annual revenues of that company, with (i) JAB, (ii) any JAB Partner, or (iii) to your knowledge any JAB Affiliate?”

4.“In the past year, have you or your spouse served as a director, trustee, advisory board member or officer of any charitable or non-profit organization or academic institution that has received contributions or pledges, in the aggregate, in excess of $300,000 from (i) JAB, (ii) any JAB Partner, or (iii) to your knowledge any JAB Affiliate?”

5.“In the past year, has JAB, any JAB Partner, or to your knowledge any JAB Affiliate, invested in, or loaned more than $300,000 to any business enterprise in which you or any of your Immediate Family Members are a partner, managing member, controlling stockholder, officer or director?”

6.“Do you or any of your Immediate Family Members have any investments in or alongside (e.g., co-investments with) JAB or any JAB Affiliate?

7.“At any time in the past five years have you been an officer or director of any company (other than Coty) at a time when any JAB partners also served as an officer or director of such company?”

8.“Do you have any family relationships with any partners of JAB?”

“JAB” means: JAB Holding Company S.a r.l., JAB Beauty B.V., JAB Holdings B.V. and JAB Consumer Partners SCA SICAR.

“JAB Affiliate” means: An entity in which JAB owns 20% or more of the equity and is the largest shareholder/owner.
“JAB Partner” means: any individual who is a partner, director, or executive officer of JAB as defined above.

“Immediate Family Member”: Spouse or child.

2240655-NYCSR03A - MSW